Exhibit 10.1.10

AMENDMENT TO
PERFORMANCE SHARE UNITS AGREEMENTS
WHEREAS, Cardinal Health, Inc., an Ohio corporation (the “Company”), and you (“Awardee”) entered into one or more Performance Share Units Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated from time to time, or the Cardinal Health, Inc. 2011 Long-Term Incentive Plan (the “Agreements”); and
WHEREAS, the Company and the Awardee desire to amend the Agreements (this “Amendment”).
NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:
1.Subsection 4 of Section D of Exhibit A of the Agreement relating to grants of Performance Share Units made on or after August 15, 2011 and before August 15, 2012 is hereby amended in its entirety to read as follows:
“Non-GAAP Diluted EPS from Continuing Operations” means

a.
earnings from continuing operations as shown on the consolidated statement of earnings of the Company for the fiscal year excluding (1) restructuring and employee severance, (2) acquisition-related costs and credits, (3) impairment charges and (gain)/loss on sale of assets, (4) litigation (credits)/charges, net, (5) costs and tax charges incurred in connection with the Company’s spin-off of CareFusion Corporation that are not included in restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets and litigation (credits)/charges, net, including, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States, (6) gains on the sale of CareFusion Corporation common stock, each net of tax, (7) amortization of acquisition-related intangible assets, (8) tax benefits and expenses associated with items (1) through (7), and (9) such other adjustments that the Administrator may approve to reflect (i) a change by the Company to the definition of non-GAAP diluted EPS from continuing operations presented to its investors, (ii) exceptional acquisitions or divestitures, (iii) changes in accounting principles, or (iv) other exceptional items that are not reflective of the Company’s operating performance;

divided by

b.	the diluted weighted average shares outstanding for the year as shown on the consolidated statement of earnings of the Company.
2.Subsection 4 of Section D of Exhibit A of the Agreement relating to grants of Performance Share Units made on or after August 15, 2012 is hereby amended in its entirety to read as follows:

“Non-GAAP Diluted EPS from Continuing Operations” means

a.
earnings from continuing operations as shown on the consolidated statement of earnings of the Company for the fiscal year excluding: (1) restructuring and employee severance; (2) acquisition-related costs and credits; (3) impairment charges and (gain)/loss on sale of assets; (4) litigation (recoveries)/charges, net; (5) costs incurred in connection with the Company’s spin-off of CareFusion Corporation that are not included in restructuring and employee severance, acquisition-related costs, impairments and (gain)/loss on sale of assets and litigation (recoveries)/charges, net; (6) tax benefits and expenses associated with items (1) through (5); and (7) such other adjustments that the Administrator may approve to reflect (i) a change by the Company to the definition of non-GAAP diluted EPS from continuing operations presented to its investors, (ii) exceptional acquisitions or divestitures, (iii) changes in accounting principles, or (iv) other exceptional items that are not reflective of the Company’s operating performance;

divided by

b.	the diluted weighted average Common Shares outstanding for the year as shown on the consolidated statement of earnings of the Company.
2.    This Amendment shall be binding immediately upon its execution.
3.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
4.    Except as amended hereby, the Agreements shall remain in full force and effect in accordance with their terms.

CARDINAL HEALTH, INC.
By:________________________________________
Its:________________________________________